Exhibit 10.3

THIS NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS.

TX HOLDINGS, INC.

10% PROMISSORY NOTE

Principal Amount: $289,997	Effective: February 27, 2009

FOR VALUE RECEIVED, the undersigned, TX Holdings, Inc., a Georgia corporation, and its subsidiaries, if any (hereinafter referred to as “Maker”), hereby promises to pay to William L. Shrewsbury or permitted assigns (“Payee”), at such place as Payee hereof may from time to time designate in writing, the principal sum of Two Hundred Eighty-Nine Thousand Nine Hundred Ninety-Seven Dollars ($289,997) in one installment due upon the earlier of the following: (i) the earlier of (a)__April 15__, 2015, or (b) the date demanded by Payee (“Maturity Date”); or (ii) the date of an occurrence and continuance of an Event of Default as hereinafter defined (the “Accelerated Maturity Date”), together with interest from and after the date hereof at the rate of 10% per annum computed on the unpaid principal balance. Interest shall be accrued daily and paid in full on the Maturity Date or Accelerated Maturity Date, whichever shall first occur. Each payment made on this Note shall be credited first to any interest then due and then to the outstanding principal amount hereof.

By acceptance of this 10% Promissory Note (the “Note”), Payee represents, warrants, covenants and agrees that it will abide by and be bound by its terms.

1.             Presentment. Except as set forth herein, Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest.

2.             Prepayment, Extension and Notices. The unpaid principal balance outstanding under this Note may be prepaid in part or in full by the Maker without penalty, upon five (5) days’ prior written notice to Payee stating the repayment amount and repayment date (the “Repayment Date”) and Payee expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of Maker.

3.             Events of Default. Each of the following shall constitute an event of default (an “Event of Default”) hereunder: (a) the failure to pay when due any principal or interest hereunder; (b) the violation by Maker of any covenant or agreement contained in this Note; (c) an assignment for the benefit of creditors by Maker; (d) the application for the appointment of a receiver or liquidator for Maker or for property of Maker; (e) the filing of a petition in bankruptcy by or against Maker; (f) the issuance of an attachment or the entry of a judgment against Maker in excess of $250,000; (g) a default by Maker with respect to any other indebtedness or with respect to any installment debt whether or not owing to Payee; (h) the sale of all or substantially all of Maker’s assets or there shall be a transfer of more than 51% of Maker’s equity interests to an person not currently a holder of equity interests of Maker; or (i) the termination of existence or the dissolution of Maker.

Upon the occurrence of any of the foregoing Events of Default, the Holder shall give written notice to the Maker of such default, and Maker shall have ten (10) days within which to cure such default. If the default is not cured within the ten (10) day cure period, then this Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full. Upon the occurrence of an Event of Default which remains uncured as set forth herein, the Maker agrees to pay reasonable collection or enforcement costs and expenses, including reasonable attorneys’ fees and interest from the date of the default at the rate of fifteen percent (15%) per annum computed on the unpaid principal balance.

In addition, at any time before the Accelerated Maturity Date of this Note, Payee may waive any Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Events of Default being waived and shall be binding on all existing or subsequent holders of this Note.

4.             Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Kentucky without reference to the conflicts of law principles thereof.

5.             Entire Agreement. This Note is intended to and does contain and embody the entire understanding and agreement of Maker and Payee with respect to the subject matter hereof and there exists no oral agreement or understanding, express or implied whereby the absolute, final and unconditional character and nature of this Note shall be in any way invalidated, unempowered or affected.

6.             Assignment. This Note shall be binding upon the successors and assigns of the undersigned. Payee of this Note may assign or transfer this Note to any person or entity without notice to, or the consent of, Maker. This Note shall not be assignable, in whole or in part, by Maker without the prior written consent of Payee.

7.             Usury Savings Clause. Notwithstanding any other provision herein, in the event that the aggregate interest rate charged under this Note, including all charges or fees in connection therewith deemed in the nature of interest, exceeds the maximum legal rate, then Payee shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate. Maker waives any right to prior notice of such adjustment and further agrees that such adjustment may be made by Payee subsequent to notification from Maker that the aggregate interest charged exceeds the maximum legal rate.

8.             Enforceability of Agreement. If any one or more of the provisions of this Note shall be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto, to the fullest extent permitted by law.

9.             Notice. Any notices, consents, waivers, or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after being sent by U.S. certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each such case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be: if to Payee of record, at his address appearing on the books of Maker; and if Maker, to TX Holdings, Inc., 12080 Virginia Blvd., Ashland, Kentucky 41102, Attention: Chief Executive Officer, facsimile number: (606) 929-5727.

No notice, consent, waiver or communication hereunder shall be valid unless signed by Payee of this Note or other holder giving such notice, consent, waiver or communication.

10.           Headings. The headings of this Note are for convenience of reference only and are not part of this Note.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, Maker, by its appropriate officers thereunto duly authorized, has executed this Note and affixed its corporate seal effective as of this _27_ day of February_, 2009.

TX HOLDINGS, INC.

By:	/s/ Jose Fuentes
Name:	JOSE FUENTES
Title:	CHIEF FINANCIAL OFFICER